UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 11, 2014

Date of Report (Date of earliest event reported)

BioPower Operations Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

Nevada	27-4460232
(State of incorporation)	(I.R.S. Employer Identification No.)

1000 Corporate Drive, Suite 200, Fort Lauderdale, Florida	33334
(Address of principal executive offices)	(Zip Code)

954 202 6660
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On July 8, 2014, BioPower Operations Corporation (the “Company” or “BOPO”) entered into a non-binding Term Sheet to acquire EnviroPower Management, Inc. (“EPM”) on the following terms and conditions subject to due diligence.

Purchase Price: BOPO will acquire 100% of the outstanding stock of EPM in a stock for stock transaction. BOPO will provide both Common Stock and a Convertible Preferred Stock in exchange for 100% of the shares (“EPM Shares”) on terms acceptable to EPM. The purchase price (the “Purchase Price”) to be paid by BOPO to the Existing Shareholders will equal:

(i) 20% of the outstanding Common Stock (“CS”) of BOPO will be paid on the Closing Date with a two year lock-up agreement.

(ii) a Convertible Preferred Stock (“PS”) to be converted up to 50% of the outstanding CS (approximately 30,000,000 common stock shares) at the time of closing prior to the issuance of the CS contemplated by this Transaction as determined in Paragraph 4 below. The Parties agree that they will structure the payments of the Purchase Price in a tax efficient manner and that any such structure will be subject to the mutual agreement of the Parties. Similarly, although the Parties currently intend to structure the Transaction as the purchase of the stock of EPM, the Parties may consider structuring the Transaction in a different manner, including a purchase of all of the assets of the EPM, subject to tax, legal and other considerations.

Conversion Rights of Convertible Preferred Stock:

(i) An amount to be agreed upon by the Parties prior to the execution of the Transaction Documents (although initially agreed to be up to fifty percent (50%) maximum of the outstanding CS (approximately 30,000,000 common stock shares), pending due diligence by BOPO), which such PS will be held by the Transfer Agent until converted to CS.

At the end of two (2) years, EPM Existing Shareholders have the right to convert the PS into CS on the following basis:

If BOPO earns $ 0 net cash flow and EPM earns a minimum of $1,000,000 net cash flow then the PS can be converted into 50% of the CS outstanding prior to the issuance of the CS in this Transaction or a total of 70% of the outstanding shares at Closing including the CS issued at Closing; or

If BOPO and EPM earn a similar amount of net cash flow then EPM can convert the PS into 30% of the outstanding CS prior to the issuance of the CS in this Transaction or a total of 50% of the outstanding shares at Closing including the CS issued at Closing; or

If EPM earns $-0- net cash flow, then EPM cannot convert the PS but will retain the original 20% of the CS issued at Closing.

EPM has an option, which can be exercised at the end of two (2) years to wait an additional one year to convert the PS. If EPM exercises the option to wait up to one more year before converting the PS, then EPM must provide evidence that one project is under construction or all contracts for the project are executed and funding is in place to commence construction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioPower Operations Corporation
(Registrant)

By:	/s/ Robert D. Kohn
Robert D. Kohn,
Chief Executive Officer

Date: July 11, 2014